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                        CORPORATE OFFICE PROPERTIES TRUST
                       SUPPLEMENTAL NONQUALIFIED DEFERRED
                                COMPENSATION PLAN















                            Amendment and Restatement
                           Effective as of May 1, 2002








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                        CORPORATE OFFICE PROPERTIES TRUST
                      EXECUTIVE DEFERRED COMPENSATION PLAN

               Effective as Amended and Restated as of May 1, 2002

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   DEFINITIONS

1.1      ACCOUNT...............................................................1
1.2      BENEFICIARY...........................................................1
1.3      BOARD.................................................................1
1.4      CHANGE IN CONTROL.....................................................1
1.5      CODE..................................................................2
1.6      COMMON SHARES.........................................................2
1.7      COMPENSATION..........................................................2
1.8      COMPENSATION DEFERRAL ACCOUNT ........................................2
1.9      COMPENSATION DEFERRALS................................................2
1.10     DESIGNATION DATE......................................................2
1.11     EFFECTIVE DATE........................................................2
1.12     ELIGIBLE EMPLOYEE.....................................................2
1.13     EMPLOYER..............................................................2
1.14     EMPLOYER CONTRIBUTION CREDIT ACCOUNT..................................2
1.15     EMPLOYER CONTRIBUTION CREDITS.........................................2
1.16     ENTRY DATE............................................................3
1.17     FORM AND TIMING OF PAYMENT ELECTION FORM..............................3
1.18     LTIP..................................................................3
1.19     PARTICIPANT...........................................................3
1.20     PHANTOM SHARES........................................................3
1.21     PLAN..................................................................3
1.22     PLAN YEAR.............................................................3
1.23     SPONSOR...............................................................3
1.24     SPONSOR SHARES FUND...................................................3
1.25     TOTAL AND PERMANENT DISABILITY........................................3
1.26     TRUST.................................................................3
1.27     TRUSTEE...............................................................3
1.28     UNREALIZED EQUITY GAINS...............................................3
1.29     UNREALIZED EQUITY GAINS ACCOUNT.......................................4
1.30     UNREALIZED EQUITY GAINS CONTRIBUTIONS.................................4
1.31     VALUATION DATE........................................................4


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                                    ARTICLE 2
                          ELIGIBILITY AND PARTICIPATION

2.1      REQUIREMENTS..........................................................4
2.2      RE-EMPLOYMENT.........................................................4
2.3      CHANGE OF EMPLOYMENT CATEGORY.........................................4

                                    ARTICLE 3
                            CONTRIBUTIONS AND CREDITS

3.1      PARTICIPANT CONTRIBUTIONS AND CREDITS.................................5
         (a)      COMPENSATION DEFERRALS.......................................5
         (b)      UNREALIZED EQUITY GAINS CONTRIBUTIONS........................5
3.2      EMPLOYER CONTRIBUTION CREDITS.........................................6
3.3      CONTRIBUTIONS TO THE TRUST............................................7

                                    ARTICLE 4
                               ALLOCATION OF FUNDS

4.1      ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS...................8
4.2      ACCOUNTING FOR DISTRIBUTIONS..........................................8
4.3      SEPARATE ACCOUNTS.....................................................8
4.4      INTERIM VALUATIONS....................................................9
4.5      DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS..........................9
4.6      DEEMED INVESTMENTS IN PHANTOM SHARES.................................10
4.7      EXPENSES AND TAXES...................................................11

                                    ARTICLE 5
                             ENTITLEMENT TO BENEFITS

5.1      FIXED PAYMENT DATES; TERMINATION OF EMPLOYMENT.......................11
5.2      IMMEDIATE DISTRIBUTION ELECTION......................................11
5.3      HARDSHIP DISTRIBUTIONS...............................................12
5.4      RE-EMPLOYMENT OF RECIPIENT...........................................12

                                    ARTICLE 6
                            DISTRIBUTION OF BENEFITS

6.1      AMOUNT...............................................................13
6.2      METHOD OF PAYMENT....................................................13
6.3      DEATH BENEFITS.......................................................13
6.4      DISABILITY BENEFITS..................................................14
6.5      CHANGE IN CONTROL....................................................14

                                    ARTICLE 7
                         BENEFICIARIES; PARTICIPANT DATA

7.1      DESIGNATION OF BENEFICIARIES.........................................14
7.2      INFORMATION TO BE FURNISHED BY PARTICIPANTS AND
         BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR
         BENEFICIARIES........................................................15

                                    ARTICLE 8


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                                 ADMINISTRATION

8.1      ADMINISTRATIVE AUTHORITY.............................................15
8.2      UNIFORMITY OF DISCRETIONARY ACTS.....................................16
8.3      LITIGATION...........................................................16
8.4      CLAIMS PROCEDURE.....................................................16

                                    ARTICLE 9
                                    AMENDMENT

9.1      RIGHT TO AMEND.......................................................17
9.2      AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN.................18

                                   ARTICLE 10
                                   TERMINATION

10.1     SPONSOR'S RIGHT TO TERMINATE OR SUSPEND PLAN.........................18
10.2     AUTOMATIC TERMINATION OF PLAN........................................18
10.3     SUSPENSION OF DEFERRALS..............................................18
10.4     ALLOCATION AND DISTRIBUTION..........................................18
10.5     SUCCESSOR TO SPONSOR.................................................18
10.6     WITHDRAWAL OR TERMINATION BY AN EMPLOYER.............................19

                                   ARTICLE 11
                                    THE TRUST

11.1     ESTABLISHMENT OF TRUST...............................................19

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1     LIABILITY OF SPONSOR; LIMITATIONS ON LIABILITY OF SPONSOR OR
         EMPLOYER.............................................................19
12.2     CONSTRUCTION.........................................................20
12.3     SPENDTHRIFT PROVISION................................................20
12.4     SPONSOR SHARES SUBJECT TO THE PLAN...................................20


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                        CORPORATE OFFICE PROPERTIES TRUST
              SUPPLEMENTAL NONQUALIFIED DEFERRED COMPENSATION PLAN

               Effective as Amended and Restated as of May 1, 2002

                                    RECITALS

         This Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan (the "Plan") is adopted by Corporate Office Properties Trust (the "Sponsor") for certain executive and management employees of those affiliates of the Sponsor which are admitted as adopting employers under the Plan (each such affiliate hereinafter is referred to as the "Employer"). The purpose of the Plan, an amendment and restatement of the nonqualified deferred compensation plan maintained immediately prior to the Effective Date for the Employers' executive and management employees, is to offer participants an opportunity to elect to defer the receipt of compensation in order to provide deferred compensation benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the "Code"), and to provide a deferred compensation vehicle to which the Sponsor may credit certain amounts on behalf of participants. The Plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         Accordingly, the following amended and restated Plan is adopted. Effective as of the Effective Date, any amounts credited on a Participant's behalf under the Plan immediately prior to the Effective Date shall be credited to such Participant's Compensation Deferral Account under this amended and restated Plan.

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 ACCOUNT means the balance credited to a Participant's or Beneficiary's Plan account, including amounts credited under the Compensation Deferral, the Unrealized Equity Gains Contribution Account and the Employer Contribution Credit Account and deemed income, gains and losses (as determined by the Employer, in its discretion) credited thereto. A Participant's or Beneficiary's Account shall be determined as of the date of reference.

         1.2 BENEFICIARY means any person or person so designated in accordance with the provisions of Article 7.

         1.3 BOARD means the Sponsor's Board of Trustees, or a committee thereof duly authorized to make determinations and act for the Board under this Plan.

         1.4 CHANGE IN CONTROL means a transaction or series of transactions occurring after the Effective Date that constitutes a "change of control", as defined in the LTIP, as amended from time to time.


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         1.5      CODE means the Internal Revenue Code of 1986 and the
regulations thereunder, as amended from time to time.

         1.6 COMMON SHARES means the Sponsor's common shares of beneficial interest, $.01 par value per share.

         1.7 COMPENSATION means the total current cash remuneration, including regular salary and bonus awards, paid by the Employer to an Eligible Employee with respect to his or her service for the Employer (as determined by the Employer, in its discretion).

         1.8      COMPENSATION DEFERRAL ACCOUNT is defined in Section 3.1.

         1.9      COMPENSATION DEFERRALS is defined in Section 3.1.

         1.10 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective. The Designation Dates in any Plan Year shall be designated by the Sponsor.

         1.11 EFFECTIVE DATE means the effective date of the Plan's amendment and restatement as set forth herein, which shall be May 1, 2002.

         1.12 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Employer as a Director (or at an equivalent level) or above, who is determined by the Sponsor to be a member of a select group of management or highly compensated employees of the Employer and who is designated by the Board to be an Eligible Employee under the Plan.

                  By each November 1 (or before the Effective Date for the Plan's first Plan Year), the Sponsor shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Sponsor determines that an individual first becomes an Eligible Employee during a Plan Year, the Sponsor shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

         1.13 EMPLOYER means any affiliated or related corporation or business organization which agrees, with the consent of the Sponsor, to become an Employer under the Plan. As of the Effective Date, each of the following is an Employer under the Plan: (i) Corporate Office Properties, L.P.; (ii) Corporate Development Services, L.L.C.; (iii) Corporate Realty Management, L.L.C.; and (iv) Martin G. Knott & Associates, L.L.C.

         1.14     EMPLOYER CONTRIBUTION CREDIT ACCOUNT is defined in Section
3.2.

         1.15     EMPLOYER CONTRIBUTION CREDITS is defined in Section 3.2.

         1.16 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.


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         1.17     FORM AND TIMING OF PAYMENT ELECTION FORM means the form or forms on which a Participant elects the form and timing of the Participant's Plan benefit.

         1.18 LTIP means the Corporate Office Properties Trust 1998 Long Term Incentive Plan, as the same may be amended from time to time.

         1.19 PARTICIPANT means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

         1.20 PHANTOM SHARES means an artificial unit of value, the amount of one unit of which varies with the value of one share of Common Shares. Except as otherwise provided herein, all distributions to a Participant or Beneficiary with respect to Phantom Shares shall be made in Common Shares.

         1.21 PLAN means this Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan, as amended from time to time.

         1.22 PLAN YEAR means the twelve (12) month period (the eight (8) month period in the case of the Plan's first Plan Year) ending on the December 31 of each year during which the Plan is in effect.

         1.23 SPONSOR means Corporate Office Properties Trust and its successors and assigns unless otherwise herein provided.

         1.24 SPONSOR SHARES FUND means an account maintained on the books of the Sponsor reflecting credits to Participants' Accounts in Phantom Shares.

         1.25 TOTAL AND PERMANENT DISABILITY means the classification of a Participant as "disabled" pursuant to the group long term disability plan maintained by the Participant's Employer or the Sponsor, or a successor to such plan (or, if there is no such plan, as reasonably determined by the Sponsor).

         1.26     TRUST means the Trust described in Article 11.

         1.27     TRUSTEE means the trustee of the Trust described in Article
11.

         1.28 UNREALIZED EQUITY GAINS, with respect to a given option award or restricted share award granted to a particular Participant under the LTIP, means, (i) in the case of options, the difference in dollar value, determined as of the date of an election to convert the option to an Unrealized Equity Gains Contribution hereunder, between the exercise price of the option and the fair market value of the underlying Common Shares as of the date of such election or,
(ii) in the case of restricted shares, the fair market value of the restricted shares elected to be converted to an Unrealized Equity Gains Contribution hereunder determined on the date of such election. In each case, fair market value is determined with reference to the closing price of the shares of Common


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Shares underlying the option or held as restricted shares on the day that coincides with the election, or if such day is not a trading day, on the next trading day (or on such other date as the Sponsor shall reasonably elect).

         1.29     UNREALIZED EQUITY GAINS ACCOUNT is defined in Section 3.1.

         1.30 UNREALIZED EQUITY GAINS CONTRIBUTIONS means contributions made under Section 3.1.

         1.31 VALUATION DATE means the last day of each Plan Year and any other date that the Sponsor, in its sole discretion, designates as a Valuation Date.

                                    ARTICLE 2
                          ELIGIBILITY AND PARTICIPATION

         2.1 REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

                  Participation in the Compensation Deferral and Unrealized Equity Gains Contribution Account portion of the Plan is voluntary. In order to participate in those portions of the Plan, an otherwise Eligible Employee must make written application in such manner as may be required by Section 3.1 and by the Sponsor and must agree to make Compensation Deferrals or Unrealized Equity Gains Contributions as provided in Article 3. An Eligible Employee shall have the right to make Unrealized Equity Gains Contributions only as provided by the Sponsor in a Notice of Right to Conversion Contribution and only subject to the terms and conditions specified in the Notice.

                  Participation in the Employer Contribution Credit Account portion of the Plan is automatic and does not require a Participant's election to participate.

         2.2 RE-EMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently re-employed, he or she shall become a Participant in accordance with the provisions of Section 2.1.

         2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals or Unrealized Equity Gains Contributions hereunder or to receive Employer Contribution Credits hereunder.


                                    ARTICLE 3
                            CONTRIBUTIONS AND CREDITS

         3.1      PARTICIPANT CONTRIBUTIONS AND CREDITS.


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                  (a)      COMPENSATION DEFERRALS. In accordance with rules
established by the Sponsor and subject to such amount limitations as might be imposed by the Sponsor in its discretion, a Participant may elect to defer Compensation which is due to be earned and which would otherwise be paid to the Participant, in any fixed periodic dollar amounts or percentages designated by the Participant. Amounts so deferred will be considered a Participant's "Compensation Deferrals." Ordinarily, a Participant shall make such an election with respect to a coming twelve (12) month Plan Year during the period beginning on the November 1 and ending on the November 30 of the prior calendar year, or during such other period as might be established by the Sponsor.

                  Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus not yet payable to him or her at the time of the election. The Participant may change his or her regular payroll deduction Compensation Deferral amount as of, and by written notice delivered to the Employer prior to, the beginning of any regular payroll period, with such change being first effective for Compensation to be earned in that payroll period. In the case of bonus payment deferrals, the Participant may reduce his or her bonus due to be paid by the Employer by delivering written notice to the Employer of the bonus Compensation Deferral amount prior to the date the applicable bonus is first due to be paid.

                  Once made, a Compensation Deferral regular payroll deduction election shall continue in force only for the Plan Year to which the election relates, unless changed as provided above. A Compensation Deferral bonus payment election shall continue in force only for the bonus payment for which the election is specifically effective. Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Compensation Deferral Account of the deferring Participant.

                  There shall be established and maintained a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant's Compensation Deferrals; and (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Compensation Deferral Account's deemed assets, as determined by the Sponsor, in its discretion) attributable or allocable thereto. With respect to any Participant having an amount credited on his or her behalf under the Plan immediately prior to the Effective Date, such amount shall, as of the Effective Date, be credited to the Participant's Compensation Deferral Account.

                  A Participant shall at all times be 100% vested in amounts credited to his or her Compensation Deferral Account.

                  (b) UNREALIZED EQUITY GAINS CONTRIBUTIONS. In accordance with rules established by the Sponsor, a Participant may elect to have amounts in respect of Unrealized Equity Gains made as Unrealized Equity Gains Contributions to the Participant's Unrealized Equity Gains Contribution Account. The value of the Unrealized Equity Gains Contributions to be credited to the Participant's Account shall be the value of the Unrealized Equity Gains converted as determined pursuant to Section 1.28.

                           A Participant shall be entitled to make an Unrealized
Equity Gains Contribution solely at the time and in the form and manner determined by the Sponsor and communicated to the Participant. No Participant shall have a right to make an Unrealized Equity


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Gains Contribution unless and until notified in writing by the Sponsor and only to the extent provided in such notice.

                           An Unrealized Equity Gains Contribution election
shall be made by a Participant with respect to options granted under the LTIP no earlier than the date on which the options become exercisable and no later than the date on which the options are exercised or lapse. An Unrealized Equity Gains Contribution election shall be made by a Participant with respect to restricted shares granted under the LTIP no earlier than three (3) months prior to the date on which the restricted shares are to become unrestricted and no later than the day before the date on which the restricted shares are to become unrestricted; provided, however, that, if a Participant makes an Unrealized Equity Gains Contribution election with respect to restricted shares and events occur or conditions exist that would have caused the restricted shares to be forfeited, to the extent of any such forfeiture, the Unrealized Equity Gains Contribution shall be null and void and the forfeiture amount (determined by the Sponsor in its discretion) shall be returned to the Sponsor.

                           There shall be established and maintained a separate
Unrealized Equity Gains Contribution Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant's Unrealized Equity Gains Contribution; and (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Unrealized Equity Gains Contribution Account's deemed assets, as determined by the Sponsor, in its discretion) attributable or allocable thereto.

                  A Participant shall at all times be 100% vested in amounts credited to his or her Unrealized Equity Gains Contribution Account.

         3.2 EMPLOYER CONTRIBUTION CREDITS. There shall be established and maintained a separate Employer Contribution Credit Account in the name of each Participant. There shall be established the following two (2) sub-accounts under a Participant's Employer Contribution Credit Account: (a) the Employer Make-Whole Contribution Sub-Account; and (b) the Employer Discretionary Contribution Sub-Account. Each such Sub-Account shall be credited or debited, as applicable, with (a) amounts equal to the Employer's Contribution Credits credited to that Sub-Account; and (b) amounts equal to any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Sub-Account's deemed assets as determined by the Sponsor, in its discretion) allocated to that Sub-Account.

                  (a) Employer Contribution Credits may be credited to the Employer Make-Whole Contribution Sub-Accounts of Participants who are eligible to receive a matching contribution allocation under the Employer's tax-qualified retirement plan. The Sponsor shall credit such contributions with such frequency, and in such amounts, as the Sponsor determines in its sole discretion, including, for example:

                           (i)      crediting such contributions at the close of
each Plan Year in an amount equal to the excess of: (A) the matching contributions that would be made by the Employer under the Employer's tax-qualified retirement plan for the Plan Year, calculated as if Participant Compensation Deferrals hereunder for the Plan Year had instead been made to the Employer's tax-qualified retirement plan, but using the Participant's Compensation for the Plan Year rather than the Employer's tax-qualified retirement plan definition of "compensation" and calculated without regard


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to the limits on recognizable compensation and employee deferrals under the
Employer's tax-qualified retirement plan resulting from the application of the Code's non-discrimination testing requirements; over (B) the matching contribution actually made by the Employer to the Employer's tax-qualified retirement plan for the Plan Year.

                           (ii)     the amount by which the matching
contribution to the Employer's tax-qualified retirement plan on behalf of a Participant is reduced on account of the inability of the Employer's tax-qualified retirement plan to take into account in calculating Employer contributions thereunder Compensation Deferrals under this Plan.

                           A Participant shall become vested in amounts (if any)
credited to his or her Employer Make-Whole Contribution Sub-Account according to the vesting schedule applicable to matching contributions under the Employer's tax-qualified retirement plan or according to any other vesting schedule adopted by the Board, in its discretion.

                  (b) The Employer Contribution Credits credited to a Participant's Employer Discretionary Contribution Sub-Account for any particular Plan Year shall be an amount (if any) determined by the Board, in its discretion. The Sponsor shall credit such contributions on behalf of such individuals, in such amounts and with such frequency, and subject to such vesting requirements, as the Board determines in its sole discretion.

         3.3 CONTRIBUTIONS TO THE TRUST. Except as to amounts credited as Phantom Shares under Section 4.6, an amount shall be contributed by the Sponsor to the Trust maintained under Section 11.1 equal to the amount(s) required to be credited to the Participant's Account under Sections 3.1 and
3.2. The Sponsor shall make a good faith effort to contribute these amounts to the Trust as soon as practicable following the date on which the contribution credit amount(s) are determined.

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                                    ARTICLE 4
                               ALLOCATION OF FUNDS

         4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Subject to such limitations as may from time to time be required by law, imposed by the Sponsor or the Trustee or contained elsewhere in the Plan (including Section 4.6), and subject to such operating rules and procedures as may be imposed from time to time by the Sponsor, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Sponsor as to how amounts in his or her Account shall be deemed to be invested. The Sponsor, may, but is not required to, direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Sponsor properly has received from the Participant.

                  The value of the Participant's Account shall be equal to the value of the deemed investments maintained under the Trust on behalf of the Participant plus, if applicable, any Phantom Shares deemed to be held in the Participant's Sponsor Shares Fund. As of each valuation date of the Trust, the Participant's Account will be credited or debited to reflect the Participant's deemed investments of the Trust. The Participant's Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Trustee), of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants' Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

         4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution made hereunder to the Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Account. If a cash distribution is requested, the amount of the distribution shall first be charged against the investments of the Trust other than the Sponsor Shares Fund in which the Participant's Account is deemed to be invested, on a pro rata basis, until such deemed investments are exhausted. If an in-kind distribution is requested, the amount of the distribution shall be charged on a pro rata basis against all the investments of the Trust in which the Participant's Account is deemed to be invested.

         4.3 SEPARATE ACCOUNTS. A separate bookkeeping account under the Plan shall be established and maintained by the Sponsor to reflect the Account for each Participant with bookkeeping sub-accounts to show separately the Participant's Compensation Deferral Accounts, the Participant's Unrealized Equity Gains Contribution Account, and the Participant's Employer Contribution Credit Account. Separate sub-accounts shall also be maintained to reflect portions of a Participant's Unrealized Equity Gaines Contribution Account representing the Plan's Sponsor Shares Fund and, if different, the Plan's other deemed investment categories. Each sub-account will separately account for the credits and debits described in Article 3. In addition, the Accounts of those Participants employed by one Employer shall be accounted for separately from the Accounts of Participants employed by other Employers.

         4.4 INTERIM VALUATIONS. If it is determined by the Sponsor that the value of a Participant's Account as of any date on which distributions are to be made differs materially from the value of the Participant's Account on the prior Valuation Date upon which the distribution is to


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be based, the Sponsor, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Participant's Account so that the Account will, prior to the distribution, reflect its share of such material difference in value.

         4.5 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Sponsor or the Trustee or contained elsewhere in the Plan (including Section 4.6), and subject to such operating rules and procedures as may be imposed from time to time by the Sponsor, prior to and effective for each Designation Date, each Participant may communicate to the Sponsor a direction (in accordance with (a), below) as to how his or her Plan Accounts should be deemed to be invested among such categories of deemed investments as may be made available by the Sponsor hereunder, which may be unlimited, at the Sponsor's sole discretion. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant's Plan Accounts which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:

                  (a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Sponsor, and/or, as required or permitted by the Sponsor, shall be by oral designation and/or electronic transmission designation. A designation shall be effective as of the Designation Date next following the date the direction is received and accepted by the Sponsor on which it would be reasonably practicable for the Sponsor to effect the designation.

                  (b) All amounts credited to the Participant's Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the Designation Date with respect to any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant's most recent investment direction form provided by and filed with the Sponsor.

                  (c) If the Sponsor receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Sponsor provides for, and permits the application of, corrective action prior thereto.

                  (d) If the Sponsor possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income or similar fund made available under the Plan as determined by the Sponsor in its discretion.

                  (e) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Sponsor, the Employer and their agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

                  (f) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary of a deceased Participant.

         4.6 DEEMED INVESTMENTS IN PHANTOM SHARES. Unless the Sponsor, in its sole discretion, permits otherwise, Participants' Unrealized Equity Gains Contributions automatically will be deemed to be invested in Phantom Shares, through the Sponsor Shares Fund.

                  Unless the Sponsor, in its sole discretion, permits otherwise, a Participant may not transfer any portion of his or her Account from the Sponsor Shares Fund into another deemed investment option, nor may a Participant transfer any amounts from another deemed investment option into the Sponsor Shares Fund.

                  All amounts invested in Phantom Shares shall be treated as if they had been invested in shares of Common Shares purchased from the Sponsor at fair market value, determined pursuant to Section 1.20.

                  Unless the Sponsor, in its sole discretion, permits otherwise, all distributions with respect to the portion of a Participant's Account allocated to the Sponsor Shares Fund shall be made solely in shares of Common Shares. For purposes of making distributions with respect to amounts allocated to the Sponsor Shares Fund, any fractional shares credited to the Participant's Account shall be rounded up to the nearest full share.

                  In the event that the Sponsor declares a cash dividend to the holders of its Common Shares, with respect to each Participant deemed to hold Phantom Shares in the Sponsor Shares Fund, the Sponsor shall credit the Participant's Compensation Deferral Account with an amount equal to that amount of cash that a holder of a share of Common Shares would receive multiplied by the shares of Phantom Shares credited to the Participant's Sponsor Shares Fund on the date of record of such dividend. Such contributions shall be treated as Compensation Deferrals for all purposes of this Plan, including being eligible for Participant investment direction among the Plan's deemed investments, except that the same shall not be considered Compensation Deferrals for any "Make-Whole" Employer Contributions made under the Plan.

                  Despite the foregoing, the Sponsor may, but need not, prohibit or delay the liquidation, disposition, or acquisition of any Phantom Shares units by any Participant who is subject to short swing trading liability under
Section 16(b) of the Securities and Exchange Act of 1934 if said liquidation, disposition, or acquisition may result in the imposition of such liability.

         4.7 EXPENSES AND TAXES. Expenses, including Trustee fees, associated with the administration or operation of the Plan shall be paid by the Sponsor from its general assets unless the Sponsor elects to charge such expenses against the appropriate Participant's Account or Participants' Accounts. Any taxes allocable to an Account (or portion thereof) maintained under the Plan which are payable prior to the distribution of the Account (or portion thereof), as determined by the Sponsor, shall be paid by the Sponsor unless the Sponsor elects to charge such taxes against the appropriate Participant's Account or Participants' Accounts.

                                    ARTICLE 5
                             ENTITLEMENT TO BENEFITS

         5.1 FIXED PAYMENT DATES; TERMINATION OF EMPLOYMENT. On his or her Form and Timing of Payment Election Form, a Participant may select a fixed payment date for the payment or commencement of payment of that portion of his or her vested Account attributable to Compensation Deferrals, Unrealized Equity Gains Contributions and/or Employer Contribution Credits made by the Participant or on the Participant's behalf during the period indicated in the Form and Timing of Payment Election Form which portion will be valued and payable according to the provisions of Article 6. Such payment dates may be extended to later dates so long as elections to so extend the dates are made by the Participant at least six (6) months prior to the date on which the distribution is to be made or commence. Such payment dates may not be accelerated, except as provided in Section 5.2.

                  A Participant who selects payment or commencement of payment of the designated portion of his or her vested Account on a fixed date or dates shall receive payment of the designated portion of his or her vested Account at the earlier of such fixed payment date or dates (as extended, if applicable) or his or her termination of employment with the Employer.

                  Any fixed payment date elected by a Participant as provided above must be a date no earlier than the January 1 of the third calendar year after the calendar year in which the election is made.

                  If a Participant does not make an election as provided above for any particular amounts hereunder, and the Participant terminates employment with the Employer for any reason, the Participant's vested Account at the date of such termination shall be valued and payable at or commencing at such termination according to the provisions of Article 6.

         5.2 IMMEDIATE DISTRIBUTION ELECTION. In addition to a Participant's option to have payment or commencement of payment of his or her vested Account occur on the fixed payment date described in Section 5.1 or on the Participant's termination of employment as described in Section 5.1, a Participant may elect to have his or her vested Account (or a portion thereof) paid or commence to be paid immediately upon his or her election. Any amount paid pursuant to this Section shall be subject to a ten percent (10%) penalty, with the amount of the penalty being forfeited by the Participant and returned to the Sponsor. In addition, a Participant who elects an immediate distribution under this Section shall not be eligible to make, or to have made on his or her behalf, any contributions to the Plan for the one (1) year period beginning on the date of receipt of the immediate distribution.

                  Any Participant wishing to elect an immediate distribution pursuant to this Section must complete an Immediate Distribution Election Form. The distribution shall occur or commence as soon as is administratively feasible following the Sponsor's receipt of the Immediate Distribution Election Form.

                  Notwithstanding the foregoing, the Sponsor may but need not deny an immediate distribution election made by any Participant who is subject to short-swing trading liability of Section 16(b) of the Securities and Exchange Act of 1934 under circumstances in which said distribution may result in the imposition of such liability.

         5.3 HARDSHIP DISTRIBUTIONS. In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Sponsor for the distribution of all or any part of his or her vested Account. The Sponsor shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution. Upon a finding of financial hardship, the Sponsor shall direct that the appropriate distribution is made to the Participant with respect to the Participant's vested Account. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant's vested Account or the amount determined by the Sponsor to be necessary to alleviate the Participant's financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's vested Account shall be determined as of the date of the distribution.

                  "Financial hardship" means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, (b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Sponsor. A distribution may be made under this Section only with the consent of the Sponsor.

                  Notwithstanding the foregoing, the Sponsor may but need not deny a hardship distribution election made by a Participant who is subject to short-swing trading liability of Section 16(b) of the Securities and Exchange Act of 1934 under circumstances in which said distribution may result in the imposition of such liability.

         5.4 RE-EMPLOYMENT OF RECIPIENT. If a Participant receiving installment distributions pursuant to Section 6.2 is re-employed by the Employer, the remaining distributions due to the Participant shall be suspended until such time as the Participant (or his or her Beneficiary) once again becomes eligible for benefits under Section 5.1 or 5.2, at which time such distribution shall commence, subject to the limitations and conditions contained in this Plan.

                                    ARTICLE 6
                            DISTRIBUTION OF BENEFITS

         6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive, within ninety (90) days following the earlier of the Participant's termination of employment with the Employer or the date or dates selected by the Participant on his or her Form and Timing of Payment Election Form (or, if no such selection is made, on or about the date of the Participant's termination of employment with the Employer), a distribution in an aggregate amount equal to the Participant's vested Account. A Participant may alternatively elect to receive an immediate distribution, subject to a ten percent (10%) penalty and a suspension from the Plan, of all or a portion of his or her vested Account pursuant to Section 5.2. Any payment due hereunder from the Trust which is not paid by the Trust for any reason will be paid by the Sponsor from its general assets.

         6.2      METHOD OF PAYMENT.

                  (a) CASH OR IN-KIND PAYMENTS. Payments under the Plan (other than payments with respect to amounts deemed invested in Phantom Shares) shall be made in cash or in-kind, as elected by the Participant and as permitted by the Sponsor and the Trustee in their sole and absolute discretion, subject, however, to Section 12.4 and any other applicable restrictions on transfer that may be applicable legally or contractually. Unless the Sponsor, in its sole discretion, permits otherwise, all amounts deemed invested in Phantom Shares through the Sponsor Shares Fund shall be distributed in shares of Common Shares.

                  (b) TIMING AND MANNER OF PAYMENT. Except as otherwise provided herein, in the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Sections 5.1, an aggregate amount equal to the Participant's vested Account will be paid by the Trust or the Sponsor, as provided in Section 6.1, in a lump sum or, if permitted by the Sponsor in its sole and absolute discretion, in five (5), ten (10) or fifteen
(15) annual installments (adjusted for gains and losses), as selected by the Participant as provided in Article 5. If a Participant fails to designate properly the manner of payment of the Participant's benefit under the Plan, such payment will be in a lump sum.

                  If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Article 4 under such procedures as the Sponsor may establish, in which case any deemed income, gain, loss or expense or tax allocable thereto (as determined by the Sponsor, in its discretion) shall be reflected in the installment payments, using such method for the calculation of the installments as the Sponsor shall reasonably determine.

         6.3 DEATH BENEFITS. If a Participant dies before terminating his or her employment with the Employer and before the commencement of payments to the Participant hereunder, the entire value of the Participant's Account shall be paid, within ninety (90) days following the Participant's death, in a lump sum, to the person or persons designated in accordance with Section 7.1.

                  Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with
Section 7.1, in the manner in which such benefits were payable to the Participant.

         6.4 DISABILITY BENEFITS. If a Participant experiences a Total and Permanent Disability before terminating his or her employment with the Employer and before the commencement of payments to the Participant hereunder, the Participant shall become fully vested in his or her Account, and shall become entitled to receive (or to commence receiving) the entire balance of his or her Account in a single lump sum payment on the thirtieth (30th) day following the Total and Permanent Disability (or as soon thereafter as is administratively feasible). Notwithstanding the preceding, the Participant may irrevocably elect, prior to the end of such thirty (30) day period, to waive his or her right to a single lump sum payment and instead to receive his or her Account in installments as provided hereunder or pursuant to an alternative payment schedule offered by the Sponsor in its sole and absolute discretion, including a schedule which takes into account the payments the Participant receives under the group long term disability plan maintained by the Participant's Employer or the Sponsor. If such waiver election is timely made, the Participant shall receive his or her entire Account balance at the time and in the manner designated by the Participant on the form supplied by the Sponsor on which such waiver election is made.

         6.5 CHANGE IN CONTROL. Notwithstanding anything herein to the contrary, upon a Change in Control, each Participant shall become fully vested in his or her Account, and shall become entitled to receive the entire balance of his or her Account in a single lump sum payment on the thirtieth (30th) day following the Change in Control (or as soon thereafter as is administratively feasible). Notwithstanding the preceding, the Participant may irrevocably elect, prior to the end of such thirty (30) day period, to waive his or her right to receive such a Change in Control distribution. If such waiver election is timely made, the Participant shall receive his or her entire Account balance at the time designated in the most recent Participant Enrollment and Election Form received by the Sponsor from the Participant or, if no election as to timing of Account distribution has been made on the Participant's Enrollment and Election Form, at the time the Participant terminates employment with the Employer.

                                    ARTICLE 7
                         BENEFICIARIES; PARTICIPANT DATA

         7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Sponsor, and will be effective only when filed in writing with the Sponsor during the Participant's lifetime.

                  In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Sponsor shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, PER STIRPES, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Sponsor may rely conclusively upon information supplied by the Participant's personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Sponsor, in its sole discretion, may distribute or direct that the Trustee distribute such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Sponsor deems to be appropriate.

         7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. Neither an Employer nor the Sponsor shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Sponsor or Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Sponsor may distribute or direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Sponsor determines. If the location of none of the foregoing persons can be determined, the Sponsor shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Sponsor if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Employer nor the Sponsor shall not be liable to any person for any payment made in accordance with such law.

                                    ARTICLE 8
                                 ADMINISTRATION

         8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Sponsor shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

                  (a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

                  (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

                  (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

                  (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting of Plan Accounts.

                  (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Sponsor shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Sponsor shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Sponsor. Further, the Sponsor may authorize one or more persons to execute any certificate or document on behalf of the Sponsor, in which event any person notified by the Sponsor of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Sponsor until such notified person shall have been notified of the revocation of such authority.

         8.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Sponsor are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

         8.3 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

         8.4 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Sponsor, and the Sponsor shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

                  (a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

                  (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

                  (c)      An explanation of the Plan's claims review procedure.

                  The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Sponsor's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Sponsor to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Sponsor expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

                  Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative), may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Sponsor. Upon such a request for review, the claim shall be reviewed by the Sponsor (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

                  The decision on review normally shall be made within sixty
(60) days of the Sponsor's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Sponsor, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                                    ARTICLE 9
                                    AMENDMENT

         9.1 RIGHT TO AMEND. The Sponsor, by action of its Board of Trustees, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

         9.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Sponsor, by action of the Board, at any time, retroactively if required, if found necessary, in the opinion of the Sponsor, in order to ensure that the Plan is characterized as "top-hat" plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

                                   ARTICLE 10
                                   TERMINATION

         10.1 SPONSOR'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Sponsor reserves the right to terminate the Plan and/or obligations to make further credits to Plan Accounts, by action of the Board. The Sponsor also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of the Board. Finally, the Sponsor reserves the right to terminate any Employer's participation herein as provided in Section 10.6.

         10.2 AUTOMATIC TERMINATION OF PLAN. The Plan automatically shall terminate upon the dissolution of the Sponsor, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

         10.3 SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Sponsor shall continue all aspects of the Plan, other than contributions to the Plan, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

         10.4 ALLOCATION AND DISTRIBUTION. This Section shall become operative on a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Sponsor, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

         10.5 SUCCESSOR TO SPONSOR. Any corporation or other business organization which is a successor to the Sponsor by reason of a consolidation, merger or purchase of substantially all of the assets of the Sponsor shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 10.4 shall become operative.

         10.6 WITHDRAWAL OR TERMINATION BY AN EMPLOYER. Any Employer, by action of its board of directors or other governing authority and notice to the Sponsor and the Trustee, may withdraw from the Plan and Trust at any time, or may terminate the Plan and Trust with respect to its Employees at any time, without affecting other Employers not withdrawing or terminating. A withdrawing Employer may arrange for the continuation of this Plan and Trust in separate forms for its own Employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust. The Sponsor may, in its absolute discretion, terminate an Employer's participation in this Plan at any time, without the consent of any Employer, Participant or Beneficiary.

                                   ARTICLE 11
                                    THE TRUST

         11.1 ESTABLISHMENT OF TRUST. The Sponsor shall establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Sponsor and the Trustee or the Sponsor shall cause to be maintained one or more separate subaccounts in an existing Trust maintained with the Trustee with respect to one or more other plans of the Sponsor, which subaccount or subaccounts represent Participants' interests in the Plan. Any such Trust shall be intended to be treated as a "grantor trust" under the Code and the establishment of the Trust or the utilization of any existing Trust for Plan benefits, as applicable, shall not be intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 LIABILITY OF SPONSOR; LIMITATIONS ON LIABILITY OF SPONSOR OR EMPLOYER. Notwithstanding anything herein that may suggest otherwise, the Sponsor shall be solely liable for the payment of any benefits due hereunder. However, neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Sponsor, the Employer, or any officer or employer thereof except as provided by law or by any Plan provision. Neither the Sponsor nor the Employer in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Sponsor, the Employer, or any successor, employee, officer, director or stockholder of the Sponsor or the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

         12.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of Maryland shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

                  The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be


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

interpreted so as to give any individual any right in any assets of the Sponsor which is greater than the rights of a general unsecured creditor of the Sponsor.

         12.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

                  In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Sponsor, the Employer or the Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Sponsor, the Employer or the Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

         12.4     SPONSOR SHARES SUBJECT TO THE PLAN.

                  (a) CHANGES IN CAPITAL STRUCTURE. Subject to any required action by the shareholders and directors of the Sponsor, the number of units of Phantom Shares allocable to the Account of any Participant and the number of shares of Common Shares distributable from the Account of any Participant and the per-unit value or per-share price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Shares resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the Common Shares or any other increase or decrease in the number of such shares of Common Shares effected without receipt of consideration by the Sponsor. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive.

                           The Sponsor may, if it so determines in the exercise
of its sole discretion, also make provision for adjusting the number or class of securities covered by the Plan, as well as the value thereof or price to be paid therefor, in the event of the Sponsor's effecting one or more reorganizations, recapitalizations, rights, offerings, or other increase or reductions of the number of shares of its outstanding Common Shares, or in the event of the Sponsor's being consolidated with or merged into any other corporation. Unless otherwise determined by the Board, upon the dissolution or liquidation of the Sponsor or upon any merger or consolidation in any Plan Year, if the Sponsor is not the surviving corporation, a Participant's right to receive shares of Common Shares hereunder shall terminate and thereupon become null and void.

                  (b) NECESSARY ACTIONS. To the extent required by law, as determined by the Board, the adoption of the Plan shall be subject to approval by the affirmative vote of the shareholders of the Sponsor in accordance with applicable federal or state laws. Shares of Common Shares shall not be issued under the Plan unless the issuance and delivery of such securities pursuant thereto shall comply with all relevant provisions of federal, state, and local securities laws. As a condition to the issuance of securities under the Plan, the Sponsor may require the Participant to represent and warrant, at the time of any allocation of securities, that the securities are being acquired only for investment and without any present intention to sell or distribute such securities if, in the opinion of the Sponsor, such a representation is required by any of the aforementioned relevant provisions of law. During the term of this Plan, the Sponsor will at all times reserve and keep available the number of securities as shall be sufficient to satisfy the requirements of the Plan. Inability of the Sponsor to obtain pertinent approval or exemption from any regulatory body having jurisdiction and authority deemed by the Sponsor to be necessary to the lawful allocation, issuance, or sale of any securities hereunder shall relieve the Sponsor of any liability in respect of the nonallocation, nonissuance, or nonsale of such securities as to which such requisite authority shall not have been obtained.

         IN WITNESS WHEREOF, the Sponsor has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of May, 2002.


ATTEST/WITNESS:                                     CORPORATE OFFICE PROPERTIES
                                                    TRUST


                                       By:
------------------------------------      ------------------------- (SEAL)

Print:                                 Print Name:
      ------------------------------               -----------------------


                                               Date:
                                                     -------------------------


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